EXHIBIT 23.2


                         Consent of Independent Auditors



         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the MarketLink, Inc. 1994 Stock Option Plan of our report dated January 19, 1996 with respect to the financial statements of MarketLink, Inc. for the year ended December 31, 1995 included in its Annual Report (Form 10-KSB) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                            /s/ Ernst & Young LLP
                                            Ernst & Young LLP



Minneapolis, Minnesota
July 10, 1996